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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Summit Properties Inc. on Form S-3 of our report dated January 21, 1999, appearing in the Annual Report on Form 10-K of Summit Properties Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Charlotte, North Carolina
December 29, 1999